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                                                                     Exhibit 4.4

                                PLEDGE AGREEMENT

       PLEDGE AGREEMENT (this "Pledge Agreement") is made as of August 16, 2002, by and among REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability partnership (the "Borrower" or a "Pledgor"), BLUE BAR, L.P., a Delaware limited partnership (the "Parent" or a "Pledgor", and together with the Borrower, the "Pledgors") and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative agent (hereinafter in such capacity, the "Administrative Agent") for itself and the other lending institutions (hereinafter, collectively, the "Lenders") which are or may become parties to a Revolving Credit Agreement of even date herewith (as amended and in effect from time to time, the "Credit Agreement") among the Borrower, the Parent, the Subsidiaries of the Borrower party thereto, the Lenders, the Administrative Agent and the other parties thereto.

       WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise extend credit to the Borrower.

       WHEREAS, the Pledgors are the direct legal and beneficial owners of all of the issued and outstanding capital stock and all of the units of outstanding membership interests, or other equity interests, as the case may be, of each of the entities described on Annex A hereto (such entities, collectively, the "Subsidiaries" and each individually, a "Subsidiary");

       WHEREAS, it is a condition precedent to the Lenders' making any loans or otherwise extending credit to the Borrower under the Credit Agreement that the Pledgors execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a pledge agreement in substantially the form hereof; and

       WHEREAS, each Pledgor wishes to grant pledges and security interests in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as herein provided;

       NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Pledge of Securities, etc.

              1.1. Pledge of Securities. Each Pledgor hereby pledges, assigns, grants a security interest in, and delivers to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all of the right, title and interest of such Pledgor in and to all of the shares of capital stock, limited liability company membership units or other units of equity ownership of every class of each of the Subsidiaries, as more fully described on Annex A hereto, including without limitation, with respect to any Subsidiary which is a limited liability company (a) all payments or distributions, whether in each case, property or otherwise, at any

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                                      -2-

       time owing or payable to such Pledgor on account of its interest as a member, in any of the Subsidiaries, (b) all of such Pledgor's rights and interests under the operating agreements, including all voting and management rights and all rights to grant or withhold consents or approvals, (c) all other rights, interests, property or claims to which such Pledgor may be entitled in its capacity as a member of any Subsidiary, and (d) all proceeds, income from and increases in and products of any of the foregoing to be held by the Administrative Agent subject to the terms and conditions hereinafter set forth (the "Pledged Interests"). The certificates for such Pledged Interests of the Subsidiaries, to the extent that such interests are represented by certificates, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by such Pledgor, have been delivered to the Administrative Agent. Each Pledgor represents and warrants that none of the limited liability company membership units owned by such Pledgor are evidenced by any certificate issued by any Subsidiary. Each Pledgor further represents and warrants that none of the limited liability company membership units owned by the Pledgor issued by any Subsidiary is a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Subsidiary is organized.

              1.2. Additional Securities. In case any Pledgor shall acquire any additional capital stock or other equity interest of any Subsidiary or any newly-created or acquired Subsidiary or corporation, partnership, limited liability company or other entity that is the successor of any Subsidiary, or any securities exchangeable for or convertible into shares of such capital stock or other equity interest of any class of any Subsidiary, by purchase, stock dividend, stock split or otherwise, then such Pledgor shall forthwith pledge such capital stock or other equity interests to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, under this Pledge Agreement and shall deliver to the Administrative Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed in blank by such Pledgor. Each Pledgor agrees that the Administrative Agent may from time to time attach as Annex A hereto an updated list of the shares of capital stock or other equity interest at the time pledged with the Administrative Agent hereunder.

              1.3. Pledge of Cash Collateral Account. Each Pledgor also hereby pledges, assigns, grants a security interest in, and delivers to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

              1.4 Waiver of Certain Operating Agreement Provisions. Each Pledgor irrevocably waives any and all of its rights under those provisions of the operating agreements of each Subsidiary which is a limited liability company that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Securities Collateral or any enforcement action which may be

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       taken in respect of any such Lien or (b) otherwise conflict with the terms of this Pledge Agreement.

       2. Definitions. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement. Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the Uniform Commercial Code of the State of New York have such defined meanings herein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicated or requires, and the following terms shall have the following meanings:

       Cash Collateral. See (S)4.

       Cash Collateral Account. See (S)4.

       Securities Act. See (S)7.3.

       Securities. The Pledged Interests and any additional shares of stock, membership interests or other equity interests at the time pledged with the Administrative Agent hereunder and the interests described in clauses (a)-(e) of
(S)1.1 of this Pledge Agreement.

       Securities Collateral. The property at any time pledged to the Administrative Agent hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral, but excluding from the definition of "Securities Collateral" any income, increases or proceeds received by any Pledgor to the extent expressly permitted by (S)6.

       Time Deposits. See (S)4.

       3. Security for Obligations. This Pledge Agreement and the security interest in and pledge of the Securities Collateral hereunder are made with and granted to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as security for the payment and performance in full of all the Obligations, including all such Obligations which would become due but for the operation of the automatic stay pursuant to (S)363(a) of the Federal Bankruptcy Code and the operation of (S)(S)502(b) and 506(b) of the Federal Bankruptcy Code.

       4. Liquidation, Recapitalization, etc.

              4.1. Distributions Paid to Administrative Agent. Any sums or other property paid or distributed upon or with respect to any of the Securities, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in (S)6, be paid over and delivered to the Administrative Agent to be held by the Administrative Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of

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                                      -4-

       the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Securities or any property shall be distributed upon or with respect to any of the Securities, the property so distributed shall be delivered to the Administrative Agent to be held by it as security for the Obligations. Except to the limited extent provided in (S)6, all sums of money and property paid or distributed in respect of the Securities, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by such Pledgor shall, until paid or delivered to the Administrative Agent, be held in trust for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent as security for the payment and performance in full of all of the Obligations.

              4.2. Cash Collateral Account. All sums of money that are delivered to the Administrative Agent pursuant to this (S)4 shall be deposited into an interest bearing account with the Administrative Agent or, if the Administrative Agent is not the depositary bank, to an interest bearing account in the name of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as customer with a depositary bank satisfactory to the Administrative Agent (any such account, whether maintained with the Administrative Agent or in the Administrative Agent's name as customer being herein referred to as the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Administrative Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Time Deposits"), that are satisfactory to the Administrative Agent after consultation with such Pledgor, provided, that, in each such case, arrangements satisfactory to the Administrative Agent are made and are in place to perfect and to insure the first priority of the Administrative Agent's security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

              4.3. Pledgors' Rights to Cash Collateral, etc. Except as otherwise expressly provided in (S)15, no Pledgor shall have any right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Administrative Agent to part with the Administrative Agent's possession of any instruments or other writings evidencing any Time Deposits.

       5. Warranty of Title; Authority. Each Pledgor hereby represents and warrants that: (a) such Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Securities described in (S)1, free and clear of pledges, liens,

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                                      -5-

security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Pledge Agreement, (b) all of the Securities described in (S)1 are validly issued fully paid and non-assessable, (c) such Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Pledge Agreement and to pledge and grant a security interest in all of the Securities Collateral pursuant to this Pledge Agreement, and the execution, delivery and performance hereof and the pledge of and granting and enforcement (where applicable) of a security interest in the Securities Collateral hereunder do not contravene any law, rule or regulation or any judgment, decree or order of any tribunal or of any agreement or instrument to which such Pledgor is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and
(d) the information set forth in Annex A hereto relating to the Securities is true, correct and complete in all respects. Each Pledgor covenants that it will defend the rights of the Administrative Agent and the Lenders and security interest of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, in such Securities against the claims and demands of all other persons whomsoever. Each Pledgor further covenants that it will have the like title to and right to pledge and grant a security interest in the Securities Collateral hereafter pledged or in which a security interest is granted to the Administrative Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Administrative Agent.

       6. Dividends, Voting, etc., Prior to Maturity. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive all cash dividends paid in respect of the Securities, to vote the Securities (subject to the last sentence of this paragraph) and to give consents, waivers and ratifications in respect of the Securities; provided, however, that no vote shall be cast or consent, waiver or ratification given by such Pledgor if the effect thereof would in the reasonable judgment of the Administrative Agent impair any of the Securities Collateral or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents. All such rights of any Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of any Pledgor to vote and give consents, waivers and ratifications with respect to the Securities shall, at the Administrative Agent's option, as evidenced by the Administrative Agent's written notification to such Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.

       7. Remedies.

              7.1. In General. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Administrative Agent deems expedient:

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                                       -6-

                     (a) if the Administrative Agent so elects and gives notice of such election to the applicable Pledgor, the Administrative Agent may exercise any management or voting rights relating to the Securities (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Administrative Agent so elects, for the liquidation of the assets of the issuer thereof or for the amendment or modification of any of the charter, by-laws, operating agreements, partnership agreements or other governing documents, and give all consents, waivers and ratifications in respect of the Securities and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Administrative Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to do so);

                     (b) the Administrative Agent may demand, sue for, collect
              or make any compromise or settlement the Administrative Agent deems suitable in respect of any Securities Collateral;

                     (c) the Administrative Agent may sell, resell, assign and
              deliver, or otherwise dispose of any or all of the Securities Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Administrative Agent thinks expedient, all without demand for performance by any Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

                     (d) the Administrative Agent may cause all or any part of
              the Securities held by it to be transferred into its name or the name of its nominee or nominees; and

                     (e) the Administrative Agent may set off or otherwise apply or credit against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Administrative Agent, with any withdrawal penalty relating to Time Deposits being an expense of collection.

              7.2. Sale of Securities Collateral. In the event of any sale or other disposition of the Securities Collateral as provided in clause (c) of ss.7.1 and to the extent that any notice thereof is required to be given by law, the Administrative Agent shall give to the Pledgors at least ten (10) Business Days' prior authenticated notice of the time and place of any public sale or other disposition of the Securities Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Pledgor hereby acknowledges that ten (10) Business Days' prior authenticated notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Administrative Agent

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                                      -7-


       may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by such Pledgor, to the fullest extent permitted by law). The Administrative Agent may, to the extent permitted by applicable law, buy or otherwise acquire any part or all of the Securities Collateral at any public sale or other disposition and if any part or all of the Securities Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Administrative Agent may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means. The Administrative Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Administrative Agent in attempting to collect the Obligations or to enforce this Pledge Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Pledge Agreement, and then to the Obligations pursuant to
       (S)13.4 of the Credit Agreement. Only after such applications, and after payment from such proceeds of any amount required by (S)9-608(a)(1)(C) or
       (S)9-615(a)(3) of the Uniform Commercial Code of the State of New York, need the Administrative Agent account to the Pledgors for any surplus.

              7.3. Private Sales. Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale or other disposition of the Securities by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by such reason thereof be deemed not to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Administrative Agent agrees that any sale of the Securities shall be made in a commercially reasonable manner, and each Pledgor agrees to use its best efforts to cause the issuer or issuers of the Securities contemplated to be sold, to execute and deliver, and cause the directors (or other analogous persons) and officers of such issuer to execute and deliver, all at such Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Administrative Agent, advisable to exempt such Securities from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with

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       the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Administrative Agent shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

              7.4. Pledgors' Agreements, etc. Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Securities pursuant to this (S)7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or "Blue Sky" laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor's expense. Each Pledgor further agrees that a breach of any of the covenants contained in this (S)7 will cause irreparable injury to the Administrative Agent, that the Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this (S)7 shall be specifically enforceable against such Pledgor by the Administrative Agent and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants other than that the Obligations have been fully paid in cash and all Commitments have been terminated.

       8. Marshalling. Neither the Administrative Agent nor any Lender shall be required to marshal any present or future security for (including but not limited to this Pledge Agreement and the Securities Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Administrative Agent's rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Administrative Agent's rights under this Pledge Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may, each Pledgor hereby irrevocably waives the benefits of all such laws.

       9. Transfer, etc., by the Pledgors. Without the prior written consent of the Administrative Agent, no Pledgor will sell, assign, transfer or otherwise dispose of,

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                                      -9-

grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Securities Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Pledge Agreement.

       10. Further Assurances. Each Pledgor will do all such acts, and will furnish to the Administrative Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Administrative Agent may reasonably request from time to time in order to give full effect to this Pledge Agreement and to secure the rights of the Administrative Agent hereunder, all without any cost or expense to the Administrative Agent or any Lender. Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as the Securities Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment. Each Pledgor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Pledgor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. No Pledgor will permit to be effected any amendment or modification of the charter, by-laws, operating agreements, or other applicable organization documents of any of the Subsidiaries which would (or would be reasonably likely to) adversely affect the rights or remedies of the Administrative Agent hereunder or the value of the Securities Collateral. Without the prior written consent of the Administrative Agent, no Pledgor will cause or permit the membership interests of such Pledgor in any Subsidiary which is a limited liability company to be evidenced by a certificate issued by such Subsidiary or to constitute a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Subsidiary is organized.

       11. Administrative Agent's Exoneration. Under no circumstances shall the Administrative Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Securities Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Securities Collateral and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Administrative Agent nor any Lender shall be required to take any action of any kind to collect, preserve or protect its or any Pledgor's rights in the Securities Collateral or against other parties thereto. The Administrative Agent's prior recourse to any part or all of the Securities Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations. This Pledge Agreement constitutes a pledge of the Securities Collateral and any other applicable collateral hereunder only, and not an assignment of any duties or obligations of any Pledgor with respect thereto, and by its acceptance hereof and whether or not the

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                                      -10-

Administrative Agent shall have exercised any of its rights or remedies hereunder, the Administrative Agent does not undertake to perform or discharge, and the Administrative Agent shall not be responsible or liable, other than for gross negligence or willful misconduct, for the performance or discharge of any such duties or responsibilities, including, without limitation, for any capital calls. Each Pledgor agrees that, notwithstanding the exercise by the Administrative Agent of any of its rights hereunder (other than the sale of the Securities Collateral), such Pledgor shall remain liable nonetheless for the full and prompt performance of all of such Pledgor's obligations and liabilities under any operating agreement, limited partnership agreement, or similar document evidencing or governing any units of membership interest or limited partnership interest in any limited liability company or limited partnership included in the Securities Collateral. Under no circumstances shall the Administrative Agent or any holder of any of the Obligations as such be deemed to be a member, limited partner, or other equity owner of any of the Subsidiaries by virtue of the provisions of this Pledge Agreement unless expressly agreed to in writing by the Administrative Agent or such holder. Without limiting the generality of the foregoing, the Administrative Agent shall not have any fiduciary duty as such to any Pledgor or any other equity owner of any of the Subsidiaries by reason of this Pledge Agreement, whether by virtue of the security interests and liens hereunder, or any enforcement action in respect of such security interests and liens, unless and until the Administrative Agent is actually admitted to the applicable Subsidiary as a substitute member or substitute equity owner thereof after exercising enforcement rights under
(S)9-610 or (S)9-620 of the Uniform Commercial Code in effect in the State of New York, or otherwise.

       12. No Waiver, etc. Neither this Pledge Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Pledge Agreement and to the provisions so modified or limited, and executed by the Administrative Agent, with the consent of the Majority Lenders, and the Pledgors. No act, failure or delay by the Administrative Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Administrative Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. Each Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Securities Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Credit Agreement).

       13. Notice, etc. All notices and other communications made or required to be given pursuant to this Pledge Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier or postal service or by fascimile transmission confirmation, as the case may be, if to the Administrative Agent or any Pledgor, at the address set forth for such Person in
(S)20 of the Credit Agreement, or such other address for notice as the Administrative Agent or any Pledgor, as the case may be, shall have furnished in writing to the Person giving the notice. Any such notice or communication shall be deemed to have been duly given or made and to have become effective (i) if delivered

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                                      -11-

by hand, overnight courier or fascimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such fascimile with transmission confirmed and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

       14. Termination; Release of Collateral. (a) Upon final payment and performance in full in cash of the Obligations and the cancellation or termination of all Commitments to extend credit under the Credit Agreement or any of the other Loan Documents, this Pledge Agreement shall terminate and the Administrative Agent shall, at any Pledgor's request and expense, (i) return such Securities Collateral in the possession or control of the Administrative Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Administrative Agent hereunder, and (ii) execute and deliver to the applicable Pledgor, all releases, assignments and other instruments as may be necessary or proper to terminate the Administrative Agent's security interest in such Securities Collateral.

       (b) Upon the completion of an IPO by the Borrower, and so long as the Trustee terminates its security interest in such Securities Collateral, the Administrative Agent shall, at the Parent's request and expense, (i) return all Pledged Interests of the Borrower in the possession or control of the Administrative Agent as has not theretofore been disposed of pursuant to the provisions hereof, and (ii) execute and deliver to the Parent, all releases, assignments and other instruments as may be necessary or proper to terminate the Administrative Agent's security interest in such Pledged Interests.

       15. Overdue Amounts. Until paid, all amounts due and payable by the Pledgors hereunder shall be a debt secured by the Securities Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

       16. Governing Law; Consent to Jurisdiction. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Pledgor agrees that any suit for the enforcement of this Pledge Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Pledgor by mail at the address specified with his signature below. Each Pledgor hereby waives any objection that he may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

       17. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Pledgor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Pledgor (a) certifies that neither the Administrative Agent or any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this (S)18.

       18. Miscellaneous. The headings of each section of this Pledge Agreement are for convenience only and shall not define or limit the provisions thereof. This Pledge Agreement and all rights and obligations hereunder shall be binding upon each Pledgor and his respective successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. If any term of this Pledge Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Pledge Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Pledgor acknowledges receipt of a copy of this Pledge Agreement.

                  [Remainder of page intentionally left blank]

       IN WITNESS WHEREOF, intending to be legally bound, each Pledgor and the Administrative Agent have caused this Pledge Agreement to be executed as of the date first above written.

                                        REPUBLIC ENGINEERED PRODUCTS LLC


                                          By:  /s/ Michael Psaros
                                             -----------------------------------
                                            Name:  Michael Psaros
                                            Title: President


                                        BLUE BAR, L.P.

                                          By: BLUE STEEL CORPORATION
                                          Its General Partner


                                          By:  /s/ Michael Psaros
                                             -----------------------------------
                                            Name:  Michael Psaros
                                            Title: President


                                        FLEET CAPITAL CORPORATION,
                                        as Administrative Agent


                                          By: /s/ Joseph W. Johnson, Jr.
                                             -----------------------------------
                                            Name: Joseph W. Johnson, Jr.
                                            Title: Vice President

       The undersigned Subsidiaries hereby join in the above Pledge Agreement for the sole purpose of consenting to and being bound by the provisions of
(S)(S)4.1, 6 and 7 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Administrative Agent and the Pledgors in carrying out such provisions.

                                          REPUBLIC ENGINEERED PRODUCTS LLC



                                          By:  /s/ Michael Psaros
                                             -----------------------------------
                                            Name:  Michael Psaros
                                            Title: President



                                          BLUE STEEL CAPITAL CORP.


                                          By:  /s/ Michael Psaros
                                             -----------------------------------
                                            Name:  Michael Psaros
                                            Title: President


                                          N&T RAILWAY COMPANY LLC

                                          By: REPUBLIC ENGINEERED PRODUCTS LLC
                                            Its Sole Member



                                          By:  /s/ Michael Psaros
                                             -----------------------------------
                                            Name:  Michael Psaros
                                            Title: President

                           ANNEX A TO PLEDGE AGREEMENT

       None of the issuers has any authorized, issued or outstanding shares of its capital stock, membership interests or other equity interests of any class or any commitments to issue any shares of its capital stock, membership interests or other equity interests of any class or any securities convertible into or exchangeable for any shares of its capital stock, membership interests or other equity interests of any class except as otherwise stated in this Annex A.

 ----------------------------------------------------------------------------------------------------------------------------

 ----------------------------------------------------------------------------------------------------------------------------
                                              Class of         Number of       Number of        Number of        Par or
                            Record          Securities or      Authorized        Issued        Outstanding    Liquidation
                                            -------------
        Issuer               Owner          other Equity       Securities     Securities or   Securities or      Value
        ------               -----          ------------     -------------   --------------   -------------     --------
                                             Interests         or other      other Equity     other Equity
                                             ---------        ---------       ------------    ------------
                                                               Equity          Interests       Interests
                                                               ------          ---------       ---------
                                                              Interests
                                                              ---------
 ----------------------------------------------------------------------------------------------------------------------------

 ----------------------------------------------------------------------------------------------------------------------------
 Republic Engineered    Blue Bar, L.P.      Membership        100%
 Products LLC                               interests
 ----------------------------------------------------------------------------------------------------------------------------
 N&T Railway Company    Republic            Membership        100%
 LLC                    Engineered          Interests
                        Products LLC
 ----------------------------------------------------------------------------------------------------------------------------
 Blue Steel Capital     Republic            Common Stock      100%
 Corp.                  Engineered
                        Products LLC
 ----------------------------------------------------------------------------------------------------------------------------

 ----------------------------------------------------------------------------------------------------------------------------